As filed with the Securities and Exchange Commission on September 18, 2013
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

RADISYS CORPORATION
(Exact name of registrant as specified in its charter)

Oregon (State or other jurisdiction of incorporation or organization)	93-0945232 (I.R.S. Employer Identification Number)

Radisys Corporation
5435 NE Dawson Creek Drive
Hillsboro, Oregon 97124
(503) 615-1100
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Allen Muhich
Chief Financial Officer
Radisys Corporation
5435 NE Dawson Creek Drive
Hillsboro, Oregon 97124
(503) 615-1100
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:
Amar Budarapu
Baker & McKenzie LLP
2300 Trammell Crow Center
2001 Ross Avenue
Dallas, Texas 75201
(214) 978-3000

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐ _________
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.
Large Accelerated filer ☐                        Accelerated filer ☒
Non-accelerated filer ☐  (Do not check if a smaller reporting company)        Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount to be Registered(1)(2)	Proposed Maximum Offering Price per Share or Unit (1)(3)	Proposed Maximum Aggregate Offering Price (1)(3)	Amount of Registration Fee (4)
Common Stock (no par value) (5)
Preferred Stock (par value $0.01 per share) (5)
Depositary Shares (5)
Warrants
Debt Securities
Units comprising one or more classes of securities above
Total(6)	$100,000,000	-	$100,000,000	$13,640.00

(1)
Pursuant to Rule 457(i) under the Securities Act of 1933, as amended (the “Securities Act”), the securities registered hereunder include such indeterminate number of shares of common stock, preferred stock or depositary shares, number of warrants and principal amount of debt securities as units as may be issued upon conversion or exchange of any preferred stock, warrants or debt securities registered hereunder that provide for conversion or exchange, upon exercise of warrants or pursuant to the anti-dilution provisions of any such securities.

(2)
If any debt securities are issued at an original issue discount, such greater principal amount at maturity as shall result in an aggregate initial offering price equal to the amount to be registered or if any securities are issued in an amount denominated in a foreign currency or composite currency, such amount as shall result in an aggregate initial offering price equivalent thereto in United States dollars at the time of initial offering.

(3)
The proposed maximum per unit and aggregate offering prices per class of securities will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered under this registration statement and is not specified as to each class of security pursuant to General Instruction II.D of Form S-3 under the Securities Act.

(4)
Calculated in accordance with Rule 457(o). Securities having an aggregate offering price of $100,000,000, registered under a registration statement on Form S-3 (File No. 33-170148) filed by Radisys Corporation on October 26, 2010, remain unsold. Pursuant to Rule 457(p) , the registration fee of $4,213.50 associated with such unsold securities is offset against the total registration fee of $13,640 due in connection with this registration statement.

(5)
Includes an indeterminate number of shares of common stock or preferred stock as may be sold from time to time at indeterminate prices. In addition, pursuant to Rule 416 under the Securities Act, the shares being registered hereunder include such indeterminate number of shares of common stock and preferred stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(6)
Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. The proposed maximum offering price per unit will be determined by us in connection with the issuance of the securities. In no event will the aggregate offering price of all securities issued from time to time pursuant to this Registration Statement exceed $100,000,000 or the equivalent thereof in one or more foreign currencies, foreign currency units or composite currencies.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell the securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED September 18, 2013

PROSPECTUS
RADISYS CORPORATION
$100,000,000
Common Stock, Preferred Stock, Depositary Shares,
Warrants, Debt Securities
Units of These Securities

This prospectus provides a general description of the securities we may offer from time to time and the general manner in which they may be offered. The specific terms of any securities to be offered, and any other information relating to a specific offering including the specific manner in which the securities may be offered, will be set forth in one or more supplements to this prospectus. You should read this prospectus and the related prospectus supplement carefully before you invest in our securities. No person may use this prospectus to offer and sell our securities unless a prospectus supplement accompanies this prospectus.

Our common stock is listed on the Nasdaq Global Select Market under the symbol “RSYS.” The last reported sale price of our common stock on the Nasdaq Global Select Market on September 16, 2013 was $3.44 per share. We will provide information in any applicable prospectus supplement regarding any listing of securities other than shares of our common stock on any securities exchange.

We may offer and sell securities directly to investors, through agents designated from time to time or to or through underwriters or dealers. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters and any applicable commissions or discounts will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

Investing in our securities involves risks.
See “Risk Factors” on page 3.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is           , 2013.

TABLE OF CONTENTS

Page
PROSPECTUS SUMMARY1
RISK FACTORS3
FORWARD-LOOKING STATEMENTS3
SECURITIES WE MAY OFFER4
USE OF PROCEEDS4
DESCRIPTION OF CAPITAL STOCK4
DESCRIPTION OF PREFERRED STOCK6
DESCRIPTION OF DEPOSITARY SHARES7
DESCRIPTION OF WARRANTS8
DESCRIPTION OF DEBT SECURITIES9
DESCRIPTION OF UNITS13
PLAN OF DISTRIBUTION14
LEGAL MATTERS16
EXPERTS16
WHERE YOU CAN FIND MORE INFORMATION17
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE17
_________________________________

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement we have filed with the Securities and Exchange Commission (“SEC”) using a “shelf” registration process. Using this process, we may from time to time offer and sell the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we use this prospectus to offer securities, we will file a supplement to this prospectus with the SEC that will describe the specific terms of the offering and the manner in which the securities will be offered, including the specific amounts, prices and terms of the securities offered. The prospectus supplement may also add to, update or change the information contained in this prospectus and, accordingly, to the extent inconsistent, information in this prospectus will be superseded by the information in the prospectus supplement. Before you invest, you should carefully read this prospectus, the applicable prospectus supplement and the information contained in the documents we refer to under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

You should rely only on the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. We have not authorized anyone to provide you with additional or different information. The prospectus may be used only for the purposes for which it has been published. If you receive any other information, you should not rely on it. You should assume that the information contained in this prospectus or any accompanying prospectus supplement is accurate only as of the date on the front cover of the applicable document. Our business, financial condition, results of operations or prospects may have changed since that date. You should not rely on or assume the accuracy of any representation or warranty in any agreement that we have filed as an exhibit to the registration statement of which this prospectus is a part or that we may otherwise publicly file in the future because such representation or warranty may be subject to exceptions and qualifications contained in separate disclosure schedules, may represent the parties’ risk allocation in the particular transaction, may be qualified by materiality standards that differ from what may be viewed as material for securities law purposes or may no longer continue to be true as of any given date. No offer of these securities is being made in any jurisdiction where such offer or sale is prohibited.

PROSPECTUS SUMMARY
This summary highlights information contained elsewhere in this prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding to invest in our securities. We urge you to read this entire prospectus carefully, including the “Risk Factors” section and the consolidated financial statements and related notes included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, filed with the Securities and Exchange Commission (“SEC”) on March 7, 2013 and our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2013, and June 30, 2013 filed with the SEC on May 2, 2013, and August 1, 2013, respectively. As used in this prospectus, unless required by context, or as otherwise indicated, “we,” “us,” “our” and similar terms, as well as references to the “Company” and “Radisys” refer to Radisys Corporation and include all of our consolidated subsidiaries.
THE COMPANY
Radisys Corporation is a leader in enabling wireless infrastructure solutions for the telecom, aerospace, and defense markets. Our market-leading Media Resource Function ("MRF") and Advanced Telecommunications Computing Architecture ("ATCA") products, world-renowned Trillium software, Computer-on-Module ("COM") Express compute platforms and Network Appliance coupled with an expert professional services organization enable our customers to bring high-value products and services to the telecom market faster and with lower investment and risk. These products are targeted throughout the telecommunication network from Radio Access Network ("RAN") to the Evolved Packet Core to the IP Multimedia Subsystem ("IMS") and include the following:

•
MRF products, which can be purchased either as a complete product on our own ATCA platform or as a software-only MRF-OS when our customers want to leverage other computer platforms, provides a suite of media processing capabilities that function in the network's IMS including audio conferencing, Voice over Long-Term Evolution ("VoLTE"), Rich Communications Services (“RCS”) and video conferencing;

•
ATCA and Network Appliance products provide the platforms necessary to control and move data in the network core enabling applications such as Deep Packet Inspection and policy management. When these products are combined with our professional service organization of network experts, we enable our customers to bring to market solutions such as compact packet cores, intelligent gateways (security, femto, and LTE gateways) and load balancers, at a cost and time to market advantage for our customers when compared to internally developed solutions; and

•
Trillium software is the foundation for a complete turn-key application for small cells in both the 3G and LTE RAN networks. Additionally, we leverage our Trillium technology to enable small cell applications in adjacent markets and applications that leverage similar small cell technology.

Radisys Corporation was incorporated in March 1987 under the laws of the State of Oregon. Our principal offices are located at 5435 N.E. Dawson Creek Drive, Hillsboro, OR 97124; our telephone number is (503) 615-1100. Our website address is www.radisys.com. Information on our website or available by hyperlink from our website does not constitute part of this prospectus.
THE OFFERINGS

Securities we may offer	The securities we may offer from time to time by this prospectus are:

•	common stock;

•	preferred stock, which we may issue in one or more series;

•	depositary shares;

•	debt securities, which we may issue in one or more series;

•	warrants entitling the holders to purchase common stock, preferred stock or debt securities; or

•	units of the above securities.
We will describe in a prospectus supplement, which we will deliver with this prospectus, the terms of particular securities that we may offer in the future.

Use of proceeds	Except as may be stated in the applicable prospectus supplement, we intend to use the net proceeds from the sale of any securities for general corporate purposes, which may include:

•	acquiring interests or companies in our industry and related businesses;

•	reducing or repaying existing or future indebtedness;

•	providing additional working capital; and

•	capital expenditures.

Risk factors
You should carefully consider all of the information set forth in or incorporated by reference into this prospectus and, in particular, you should evaluate the specific factors set forth under “Risk Factors” in deciding whether to invest in our securities.

RATIO OF EARNINGS TO FIXED CHARGES
The following table sets forth our ratio of earnings to fixed charges on a historical basis for each of the periods indicated. You should read these ratios in connection with our consolidated financial statements, including the notes to those statements, incorporated by reference in this prospectus.

	Six Months Ended June 30,		Year Ended December 31,
	2013	2012	2012	2011	2010	2009	2008 (1)
Ratio of earnings to fixed charges (2)	—	—	—	—	—	—	—
Deficit in earnings to cover fixed charges (millions) (3)	$9.1	$2.4	$37.1	$12.7	$0.9	$3.2	$77.6
_____________________
(1) As adjusted due to the implementation of the cash conversion subsections of ASC Topic 470-20 “Debt with Conversion and Other Options—Cash Conversion.” See Note 1 “Significant Accounting Policies” to the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2009.

(2) Ratio of earnings to fixed charges is calculated by dividing earnings, as defined, by fixed charges, as defined. For this purpose, "earnings" means net loss from operation plus minority interests in consolidated subsidiaries or income (loss) from equity investees, fixed charges and amortized capital interest less interest capitalized and our minority interest in pretax income (loss) of subsidiaries that have not incurred fixed charges. For this purpose, "fixed charges" means interest expensed and capitalized, amortized premiums, discounts and capitalized expenses related to indebtedness and estimated interest within rental expense.

(3) For the six months ended June 30, 2013 and 2012 and for the years ended December 31, 2012, 2011, 2010, 2009, and 2008 our earnings were insufficient to cover fixed charges.

RISK FACTORS

An investment in our securities involves a high degree of risk. The prospectus supplement applicable to each offering of our securities will contain a discussion of the risks applicable to an investment in our securities. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under Item 1A, “Risk Factors,” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, as updated by the subsequent quarterly reports on Form 10-Q all of which are incorporated herein by reference, and may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future and any prospectus supplement related to a particular offering. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations.

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated herein by reference contain some forward-looking statements that set forth anticipated results and expectations based on management’s plans and assumptions. Such statements give our current expectations or forecasts of future events; they do not relate strictly to historical or current facts. In some cases, forward-looking statements can be identified by terms such as “may,” “will,” “should,” “expect,” “plans,” “seeks,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “seek to continue,” “intends,” or other comparable terminology. In particular, these include statements relating to:

•	expectations and goals for revenues, gross margin, research and development expenses, selling, general and administrative expenses and profits;

•	the impact of our restructuring events on future operating results;

•	our projected liquidity;

•	future operations and market conditions;

•	industry trends or conditions and the business environment;

•	future levels of inventory and backlog and new product introductions;

•	financial performance, revenue growth, management changes or other attributes of Radisys following acquisition or divestiture activities; and
•    other statements that are not historical facts, as well as other risks described in “Risk Factors” above.

Although forward-looking statements help provide additional information about us, investors should keep in mind that forward-looking statements are only predictions, at a point in time, and are inherently less reliable than historical information. Actual results could differ materially from the anticipated results and expectations in these forward-looking statements as a result of a number of risk factors include, among others, a high degree of customer concentration, the use of a single contract manufacturer for a significant portion of the production of our products, key employee attrition, the anticipated amount and timing of revenues from design wins due to our customers' product development schedule, cancellations or delays, market conditions, matters affecting the embedded system industry, including changes in industry standards, changes in customer requirements and new product introductions, currency exchange rate fluctuations, changes in tariff and trade policies and other risks associated with foreign operations, actions by regulatory authorities or other third parties, our ability to successfully manage the transition from 10G to 40G Advanced Telecommunications Computing Architecture ("ATCA") product technologies, cash generation, our ability to successfully complete any restructuring, acquisition or divestiture activities and the other factors described under the heading “Risk Factors” in applicable prospectus supplements for offerings of our securities, as described in “Risk Factors” above, and listed in our reports filed with the SEC, including those listed under “Risk Factors” in Item 1A in our Annual Report on Form 10-K for the year ended December 31, 2012, as updated by subsequent quarterly reports on Form 10-Q. You are urged to carefully review and consider the various disclosures that we make in our reports filed with the SEC which attempt to advise interested parties of the risks and factors that may affect our business, financial condition, results of operation and cash flows. If one or more of these risks or uncertainties materialize, or if the underlying assumptions prove incorrect, our actual results may vary materially from those expected or projected.

We do not guarantee future results, levels of activity, performance or achievements, and we do not assume responsibility for the accuracy and completeness of these statements. You are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus or the date of the documents incorporated by reference into this prospectus. We assume no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this prospectus, other than as may be required by applicable law or regulation.

SECURITIES WE MAY OFFER

Types of Securities

The securities we may offer from time to time by this prospectus are:

• common stock;
• preferred stock, which we may issue in one or more series;
• depositary shares;
• debt securities, which we may issue in one or more series;
• warrants entitling the holders to purchase common stock, preferred stock or debt securities; or
• units of the above securities.

We will describe in a prospectus supplement, which we will deliver with this prospectus, the terms of particular securities that we may offer in the future.

The aggregate initial offering price of all securities sold will not exceed $100,000,000. When we sell securities, we will determine the amounts of securities we will sell and the prices and other terms on which we will sell them. We may sell securities to or through underwriters, through agents or dealers or directly to purchasers.

Additional Information

We will describe in a prospectus supplement, which we will deliver with this prospectus, the terms of particular securities which we may offer in the future. In each prospectus supplement we will include the following information:

• the type and amount of securities which we propose to sell;
• the initial public offering price of the securities;
• the names of the underwriters, agents or dealers, if any, through or to which we will sell the securities;
• the compensation, if any, of those underwriters, agents or dealers;
• if applicable, information about securities exchanges or automated quotation systems on which the securities will be listed or traded;
• material United States federal income tax considerations applicable to the securities;
• any material risk factors associated with the securities; and
• any other material information about the offer and sale of the securities.

In addition, the prospectus supplement may also add, update or change the information contained in this prospectus.

USE OF PROCEEDS

Except as may be stated in the applicable prospectus supplement, we intend to use the net proceeds from the sale of any securities for general corporate purposes, which may include:

• acquiring interests or companies in our industry and related businesses;
• reducing or repaying existing or future indebtedness;
• providing additional working capital; and
• capital expenditures.

Pending any use, as described in the applicable prospectus supplement, we plan to invest the net proceeds in investment-grade, short-term, interest-bearing securities.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock and certain provisions of our restated articles of incorporation and restated bylaws is a summary and is qualified in its entirety by the provisions of our articles of incorporation and bylaws.

Our authorized capital stock consists of 100,000,000 shares of common stock, no par value per share, and 5,663,952 shares of preferred stock, par value $0.01 per share. No shares of preferred stock are outstanding.

Common Stock

As of August 31, 2013, there were 29,016,624 shares of our common stock outstanding. Subject to preferences that may be applicable to any preferred stock outstanding at the time, the holders of our common stock have the following rights:

Dividends. Holders of our common stock are entitled to receive ratably such dividends on our common stock as may from time to time be declared by our board of directors out of funds legally available therefore.

Voting. Holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of shareholders, including the election of directors. Cumulative voting for the election of directors is not authorized by our articles of incorporation, which means that the holders of a majority of the shares voted can elect all of the directors then standing for election.

Preemptive Rights, Conversion and Redemption. Holders of our common stock have no preemptive rights and no right to redeem their common stock or convert their common stock into any other securities.

Liquidation, Dissolution and Winding-up. Upon our liquidation, dissolution or winding-up, the holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation rights of any preferred stock.

Preferred Stock

Our board of directors is authorized, without further action by our shareholders, to designate and issue up to 5,663,952 shares of preferred stock in one or more series. Our board of directors may fix the rights, preferences and privileges of the shares of each series and any qualifications, limitations or restrictions on these shares.

Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock.

The issuance of preferred stock could delay, defer or prevent a change of control of Radisys. We have no current plans to issue any shares of preferred stock.

Oregon Control Share and Business Combination Statutes

Oregon law may restrict the ability of our significant shareholders to exercise voting rights. The Oregon Control Share Act generally applies to a person who acquires voting stock of an Oregon corporation in a transaction that results in that person holding more than one-fifth, one-third or one-half of the total voting power of the voting shares of the corporation. If such a transaction occurs, the person cannot vote the shares acquired in the acquisition unless voting rights are restored to those shares by:

• the holders of a majority of the outstanding voting shares of each voting group entitled to vote; and
• the holders of a majority of the outstanding voting shares, excluding the acquired shares and shares held by the corporation’s officers and inside directors.

This law is construed broadly and may apply to both companies and persons acting as a group.

The restricted shareholder may, but is not required to, submit to the corporation a statement setting forth information about itself and its plans with respect to the corporation. The statement may request that the corporation call a special meeting of shareholders to determine whether voting rights will be granted to the shares acquired. If a special meeting of shareholders is not requested, the issue of voting rights of the acquired shares will be considered at the next annual or special meeting of shareholders that is held more than 60 days after the date the shares are acquired. If the acquired shares are granted voting rights and they represent a majority of all voting power, shareholders who do not vote in favor of granting voting rights will be entitled to dissent and will have the right to receive the fair value of their shares if the shareholders follow the provisions of Oregon’s dissenters’ rights statute. The fair value will, at a minimum, be equal to the highest price paid per share by the person for the shares acquired in the transaction subject to this law.

We are also subject to provisions of Oregon law that govern business combinations between corporations and interested shareholders. The Oregon Business Combination Act generally prohibits a corporation from entering into a business combination transaction with a person, or an affiliate of that person, for a period of three years following the date the person acquires 15% or more of the voting stock of the corporation. For the purposes of this law, the prohibition generally applies to the following business combination transactions:

• a merger or plan of share exchange,
• any sale, lease, mortgage or other disposition of 10% or more of the assets of the corporation, and
• transactions that result in the issuance of capital stock of the corporation to the 15% shareholder.

However, the general prohibition does not apply if:

• the 15% shareholder, as a result of the transaction in which the person became a 15% shareholder, owns at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding shares owned by directors who are also officers, and certain employee benefit plans),
• the board of directors approves the share acquisition or business combination before the shareholder acquired 15% or more of the corporation’s outstanding voting stock, or
• the board of directors and the holders of at least 66 2/3% of the outstanding voting stock of the corporation, excluding shares owned by the 15% shareholder, approve the transaction on or after the date the shareholder acquires 15% or more of the corporation’s voting stock.

Advance Notice Provisions. Our bylaws establish advance notice procedures for shareholder proposals and nominations of candidates for election as directors other than nominations made by or at the direction of our board of directors or a committee of our board.

Special Meeting Requirements. Our bylaws provide that special meetings of shareholders may be called by the Chairman of the Board or the board of directors and shall be called by the Chairman of the Board upon the written demand of the holders of not less than one-tenth of all the votes entitled to be cast on any issue proposed to be considered at the meeting.

Cumulative Voting. Neither our articles of incorporation nor our bylaws provide for cumulative voting in the election of directors.

These provisions may deter a hostile takeover or delay a change of control or management of Radisys.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Inc.

Nasdaq Stock Market Quotation

Our common stock is traded on the Nasdaq Global Select Market under the symbol “RSYS.”

DESCRIPTION OF PREFERRED STOCK

We may issue preferred stock in series with any rights and preferences which may be authorized by our board of directors. We will distribute a prospectus supplement with regard to each particular series of preferred stock. Each prospectus supplement will describe, as to the series of preferred stock to which it relates:

• the title of the series of preferred stock;
• any limit upon the number of shares of the series of preferred stock which may be issued;
• the preference, if any, to which holders of the series of preferred stock will be entitled upon our liquidation;
• the date or dates on which we will be required or permitted to redeem the preferred stock;
• the terms, if any, on which we or holders of the preferred stock will have the option to cause the preferred stock to be redeemed or purchased;
• the voting rights, if any, of the holders of the preferred stock;
• the dividends, if any, which will be payable with regard to the series of preferred stock, which may be fixed dividends or participating dividends and may be cumulative or non-cumulative;
• the right, if any, of holders of the preferred stock to convert it into another class of our stock or securities, including provisions intended to prevent dilution of those conversion rights;
• any provisions by which we will be required or permitted to make payments to a sinking fund to be used to redeem preferred stock or a purchase fund to be used to purchase preferred stock; and

• any other material terms of the preferred stock.

Holders of shares of preferred stock will not have preemptive rights.

DESCRIPTION OF DEPOSITARY SHARES

General. We may, at our option, elect to offer fractional shares of preferred stock, rather than full shares of preferred stock. If we exercise this option, we will issue to the public receipts for depositary shares, and each of these depositary shares will represent a fraction (to be set forth in the applicable prospectus supplement) of a share of a particular series of preferred stock.

The shares of any series of preferred stock underlying the depositary shares will be deposited under a deposit agreement between us and a bank or trust company selected by us. The depositary will have its principal office in the United States and a combined capital and surplus of at least $50,000,000. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion, to the applicable fraction of a share of preferred stock underlying that depositary share, to all the rights and preferences of the preferred stock underlying that depositary share. Those rights include dividend, voting, redemption and liquidation rights.

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock underlying the depositary shares, in accordance with the terms of the offering. Copies of the forms of deposit agreement and depositary receipt will be filed as exhibits to the registration statement. The following summary of the deposit agreement, the depositary shares and the depositary receipts is not complete. You should refer to the forms of the deposit agreement and depositary receipts that will be filed with the SEC in connection with the offering of the specific depositary shares.

Pending the preparation of definitive engraved depositary receipts, the depositary may, upon our written order, issue temporary depositary receipts substantially identical to the definitive depositary receipts but not in definitive form. These temporary depositary receipts entitle their holders to all the rights of definitive depositary receipts which are to be prepared without unreasonable delay. Temporary depositary receipts will then be exchangeable for definitive depositary receipts at our expense.

Dividends and Other Distributions. The depositary will distribute all cash dividends or other cash distributions received with respect to the preferred stock to the record holders of depositary shares relating to the preferred stock in proportion to the number of depositary shares owned by those holders.

If there is a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares that are entitled to receive the distribution, unless the depositary determines that it is not feasible to make the distribution. If this occurs, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the applicable holders.

Redemption of Depositary Shares. If a series of preferred stock represented by depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of that series of preferred stock held by the depositary. The redemption price per depositary share will be equal to the applicable redemption fraction of the redemption price per share payable with respect to that series of the preferred stock. Whenever we redeem shares of preferred stock that are held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing the shares of preferred stock so redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as may be determined by the depositary.

Voting the Preferred Stock. Upon receipt of notice of any meeting at which the holders of the preferred stock are entitled to vote, the depositary will mail the information contained in such notice to the record holders of the depositary shares underlying the preferred stock. Each record holder of the depositary shares on the record date, which will be the same date as the record date for the preferred stock, will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of the preferred stock represented by the holder’s depositary shares. The depositary will then try, as far as practicable, to vote the number of shares of preferred stock underlying those depositary shares in accordance with such instructions. We will agree to take all actions which may be deemed necessary by the depositary to enable the depositary to do so. The depositary will not vote the shares of preferred stock to the extent it does not receive specific instructions from the holders of depositary shares underlying the preferred stock.

Amendment and Termination of the Depositary Agreement. The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between us and the depositary. However, any amendment which materially and adversely alters the rights of the holders of depositary shares will not be effective unless the amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. The deposit agreement may be terminated by us or by the depositary only if (a) all outstanding depositary shares have been redeemed or (b) there has been a final distribution of the underlying preferred stock in connection with our liquidation, dissolution or winding up and the preferred stock has been distributed to the holders of depositary receipts.

Charges of Depositary. We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will also pay charges of the depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and those other charges, including a fee for the withdrawal of shares of preferred stock upon surrender of depositary receipts, as are expressly provided in the deposit agreement to be for their accounts.

Miscellaneous. The depositary will forward to holders of depositary receipts all reports and communications from us that we deliver to the depositary and that we are required to furnish to the holders of the preferred stock.

Neither we nor the depositary will be liable if either of us is prevented or delayed by law or any circumstance beyond our control in performing our respective obligations under the deposit agreement. Our obligations and those of the depositary will be limited to performance in good faith of our respective duties under the deposit agreement. Neither we nor the depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, or upon information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

Resignation and Removal of Depositary. The depositary may resign at any time by delivering notice to us of its election to resign. We may remove the depositary at any time. Any resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of the appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of debt securities, preferred stock, common stock, or units of two or more of these types of securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any registered holders of warrants or beneficial owners of warrants.

We will distribute a prospectus supplement with regard to each issue of warrants. Each prospectus supplement will describe:

• in the case of warrants to purchase debt securities, the designation, aggregate principal amount, currencies, denominations and terms of the series of debt securities purchasable upon exercise of the warrants and the price at which you may purchase the debt securities upon exercise;
• in the case of warrants to purchase preferred stock, the designation, number of shares, stated value and terms, such as liquidation, dividend, conversion and voting rights, of the series of preferred stock purchasable upon exercise of the warrants and the price at which you may purchase such number of shares of preferred stock of such series upon such exercise;
• in the case of warrants to purchase common stock, the number of shares of common stock purchasable upon the exercise of the warrants and the price at which you may purchase such number of shares of common stock upon such exercise;
• the period during which you may exercise the warrants;
• any provision adjusting the securities that may be purchased on exercise of the warrants, and the exercise price of the warrants, to prevent dilution or otherwise;
• the place or places where warrants can be presented for exercise or for registration of transfer or exchange; and
• any other material terms of the warrants.

Warrants for the purchase of preferred stock and common stock will be offered and exercisable for U.S. dollars only. Warrants will be issued in registered form only. The exercise price for warrants will be subject to adjustment as described in the applicable prospectus supplement.

Prior to the exercise of any warrants to purchase debt securities, preferred stock or common stock, holders of the warrants will not have any of the rights of holders of the debt securities, preferred stock or common stock purchasable upon exercise, including:

• in the case of warrants for the purchase of debt securities, the right to receive payments of principal of, any premium or interest on the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or
• in the case of warrants for the purchase of preferred stock or common stock, the right to vote or to receive any payments of dividends on the preferred stock or common stock purchasable upon exercise.

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities under an indenture to be entered into between us and a trustee chosen by us, qualified to act as such under the Trust Indenture Act and appointed in a supplemental indenture with respect to a particular series. We will identify such trustee in a prospectus supplement. We may also issue additional series of debt securities under the Indenture dated February 12, 2008, by and between Radisys, as issuer, and The Bank of New York Mellon Trust Company, N.A. (formerly The Bank of New York Trust Company, N.A.), as trustee. Each indenture, as supplemented by a supplemental indenture, is governed by the Trust Indenture Act.

The following is a summary of certain provisions of each indenture. It does not restate the indentures entirely. We urge you to read the indentures. We have filed the indentures as exhibits to the registration statement of which this prospectus is a part. References below to an “indenture” are references to each indenture, as supplemented by a supplemental indenture, under which a particular series of debt securities is issued.

Terms of the Debt Securities

Our debt securities will be unsecured obligations of the Company. We may issue them in one or more series. The indenture does not limit the amount of debt securities that may be issued. Authorizing resolutions or a supplemental indenture will set forth the specific terms of each series of debt securities. We will provide a prospectus supplement for each series of debt securities that will describe:

• the title of the debt securities and whether the debt securities are senior, senior subordinated, or subordinated debt securities;
• the aggregate principal amount of the debt securities and any limit upon the aggregate principal amount of the series of debt securities;
• the date or dates on which principal of the debt securities will be payable and the amount of principal which will be payable;
• the rate or rates (which may be fixed or variable) at which the debt securities will bear interest, if any, as well as the dates from which interest will accrue, the dates on which interest will be payable and the record date for the interest payable on any payment date;
• whether and under what circumstances any additional amounts are payable with respect to debt securities;
• the currency or currencies in which principal, premium, if any, and interest, if any, will be payable;
• the place or places where principal, premium, if any, and interest, if any, on the debt securities will be payable and where debt securities which are in registered form can be presented for registration of transfer or exchange; and the identification of any depositary or depositaries for any global debt securities;
• any provisions regarding our right to redeem or purchase debt securities or the right of holders to require us to redeem or purchase debt securities;
• the right, if any, of holders of the debt securities to convert them into our common stock or other securities, including any provisions intended to prevent dilution of the conversion rights;
• any provisions requiring or permitting us to make payments to a sinking fund to be used to redeem debt securities or a purchase fund to be used to purchase debt securities;
• the percentage of the principal amount at which debt securities will be issued and, if other than the full principal amount thereof, the percentage of the principal amount of the debt securities which is payable if maturity of the debt securities is accelerated because of a default;

• the terms, if any, upon which debt securities may be subordinated to our other indebtedness;
• any additions to, modifications of or deletions from the terms of the debt securities with respect to events of default or covenants or other provisions set forth in the indenture; and
• any other material terms of the debt securities, which may be different from the terms set forth in this prospectus.

The applicable prospectus supplement will also describe any material covenants to which a series of debt securities will be subject.

Events of Default and Remedies

Unless otherwise described in the prospectus supplement, an event of default with respect to any series of debt securities will be defined in the indenture or applicable supplemental indenture as being:

• default in payment of the principal of or premium, if any, or any additional amounts with respect to such principal or premium, on any of the debt securities of such series;
• default for 30 days in payment of any installment of interest or any additional amounts with respect to such interest on any debt security of such series beyond any applicable grace period;
• default in the payment, if any, of any sinking fund installment when and as due by the terms of any debt security of such series, subject to any cure period that may be specified in any debt security of such series;
• failure to perform any other covenant or warranty of our Company contained in such indenture or such debt securities continued for 90 days after written notice;
• bankruptcy, insolvency or reorganization of our Company; and
• any other event of default provided in a supplemental indenture with respect to a particular series of debt securities.

The indenture will provide that the trustee may withhold notice to the holders of any series of debt securities of any default, except a default in payment of principal, premium, if any, or interest, if any, with respect to such series of debt securities, if the trustee considers it in the interest of the holders of such series of debt securities to do so.

The indenture will provide that if any event of default has occurred, except for bankruptcy, insolvency or reorganization of the Company, and is continuing with respect to any series of debt securities, the trustee or the holders of not less than 25% in principal amount of such series of debt securities then outstanding may declare the principal of all the debt securities of such series to be due and payable immediately. If an event of default resulting from bankruptcy, insolvency or reorganization of the Company shall occur and be continuing then the principal amount (or, in the case of discounted debt securities, the amount specified in the terms thereof) of all the debt securities outstanding shall be and become due and payable immediately, without notice or other action by any holder or the applicable trustee, to the full extent permitted by law. However, the holders of a majority in principal amount of the debt securities of such series then outstanding by written notice to the trustee and to us may waive any event of default with respect to such series of debt securities, other than any event of default in payment of principal or premium, if any, or interest, or additional amounts. Holders of a majority in principal amount of the then outstanding debt securities of any series may rescind an acceleration with respect to such series and its consequences, except an acceleration due to nonpayment of principal or premium, if any, or interest, or additional amounts on such series, if the rescission would not conflict with any judgment or decree and if all existing events of default with respect to such series have been cured or waived.

The holders of a majority of the outstanding principal amount of the debt securities of any series will have the right to direct the time, method and place of conducting any proceedings for any remedy available to the trustee with respect to such series, subject to limitations specified in the indenture; provided, however, that the applicable trustee may decline to follow any such direction if, among other reasons, the applicable trustee determines in good faith that the actions or proceedings as directed may not lawfully be taken or would be unduly prejudicial to the holders of the debt securities of such series not joining in such direction. The right of a holder to institute a proceeding with respect to the applicable indenture will be subject to certain conditions precedent including, without limitation, that the holders of not less than 25% in aggregate principal amount of the debt securities of such series then outstanding under such indenture make a written request upon the applicable trustee to exercise its powers under such indenture, indemnify the applicable trustee and afford the applicable trustee reasonable opportunity to act, but the holder has an absolute right to receipt of the principal of, premium, if any, and interest when due on the debt securities, to require conversion of debt securities if such indenture provides for convertibility at the option of the holder and to institute suit for the enforcement thereof.

Defeasance

The indenture will permit us to terminate all our respective obligations under the indenture as they relate to any particular series of debt securities, other than the obligation to pay interest, if any, on and the principal of the debt securities of such series and certain other obligations, at any time if:

• (i) all debt securities of such series previously authenticated and delivered, with certain exceptions, have been accepted by the applicable trustee for cancellation, or (ii) the debt securities of such series have become due and payable, or mature within one year, or all of them are to be called for redemption within one year under arrangements satisfactory to the applicable trustee for giving the notice of redemption;
• the Company irrevocably deposits in trust with the applicable trustee, as trust funds solely for the benefit of the holders of such debt securities, for that purpose, money sufficient to pay the entire indebtedness on the debt securities of such series to maturity or redemption, as the case may be, and to pay all other sums payable by it under such indenture; and
• the Company delivers to the applicable trustee an officers’ certificate and an opinion of counsel, in each case stating that all conditions precedent provided for in such indenture relating to the satisfaction and discharge of such indenture with respect to the debt securities of such series have been complied with

With respect to the foregoing clauses (i) and (ii), certain obligations of the Company to the trustee shall survive. With respect to the foregoing clause (ii), the Company’s obligations to execute and deliver debt securities of such series for authentication, to maintain an office or agency in respect of the debt securities of such series, to have moneys held for payment in trust, to register the transfer or exchange of debt securities of such series, to deliver debt securities of such series for replacement, to pay additional amounts, if any, in certain circumstances, and with respect to rights of conversion or exchange, if any, shall survive until such debt securities are no longer outstanding. Thereafter, only the Company’s obligations to compensate and indemnify the applicable trustee and its right to recover excess money held by the applicable trustee shall survive.

The indenture further provides that the Company (i) will be deemed to have paid and will be discharged from any and all obligations in respect of the debt securities issued thereunder of any series, and the provisions of such indenture will, except as noted below, no longer be in effect with respect to the debt securities of such series and (ii) may omit to comply with any term, provision, covenant or condition of such indenture with respect to the outstanding debt securities of such series; provided that the following conditions shall have been satisfied:

• the Company has irrevocably deposited in trust with the applicable trustee as trust funds solely for the benefit of the holders of the debt securities of such series, for payment of the principal of and interest of the debt securities of such series, money or government obligations or a combination thereof sufficient (in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the applicable trustee) without consideration of any reinvestment to pay and discharge the principal of and accrued interest on the outstanding debt securities of such series to maturity or earlier redemption (irrevocably provided for under arrangements satisfactory to the applicable trustee), as the case may be;
• such deposit will not result in a breach or violation of, or constitute a default under, such indenture or any other material agreement or instrument to which the Company is a party or by which it is bound;
• no default with respect to such debt securities of such series shall have occurred and be continuing on the date of such deposit;
• the Company shall have delivered to such trustee an opinion of counsel as described in the indenture to the effect that (1) the holders of the debt securities of such series will not recognize income, gain or loss for Federal income tax purposes as a result of the Company’s exercise of its option under this provision of such indenture and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred, and (2) after the 91st day after the establishment of such trust, the amounts in such trust will not be subject to any case or proceeding in respect of the Company under applicable bankruptcy, insolvency or similar law; and
• the Company has delivered to the applicable trustee an officers’ certificate and an opinion of counsel, in each case stating that all conditions precedent provided for in such indenture relating to the defeasance contemplated have been complied with.

Subsequent to a legal defeasance under clause (i) above, the Company’s obligations to execute and deliver debt securities of such series for authentication, to maintain an office or agency in respect of the debt securities of such series, to have moneys held for payment in trust, to register the transfer or exchange of debt securities of such series, to deliver debt securities of such series for replacement, to pay additional amounts, if any, in certain circumstances, and with respect to rights of conversion or exchange, if any, shall survive until such debt securities are no longer outstanding.

Transfer and Exchange

A holder will be able to transfer or exchange debt securities only in accordance with the indenture. The registrar may require a holder, among other things, to furnish appropriate endorsements and transfer documents, and to pay any taxes and fees required by law or permitted by the indenture.

Amendment, Supplement and Waiver

The indenture provides that supplements to the indenture and the applicable supplemental indentures may be made by the Company and the trustee for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the indenture or of modifying in any manner the rights of the holders of debt securities of a series under the indenture or the debt securities of such series. Without the consent of any holder, we and the trustee may amend or supplement the indenture, the debt securities to:

• cure any ambiguity, defect or inconsistency;
• create a series and establish its terms;
• provide for uncertificated debt securities in addition to or in place of certificated debt securities;
• evidence the succession of another corporation to the Company and the assumption by any such successor of the covenants of the Company in such indenture and in the debt securities issued thereunder;
• add to the covenants of the Company or to surrender any right or power conferred on the Company pursuant to the indenture;
• to evidence and provide for a successor trustee under such indenture with respect to one or more series of debt securities issued thereunder or to provide for or facilitate the administration of the trusts under such indenture by more than one trustee;
• add to, delete from or revise the conditions, limitations and restrictions on the authorized amount, terms or purposes of issue, authentication and delivery of securities under the indenture,
• add any additional events of default with respect to all or any series of debt securities;
• supplement any of the provisions of the indenture as may be necessary to permit or facilitate the defeasance and discharge of any series of debt securities, provided that such action does not adversely affect the interests of any holder of an outstanding debt security of such series or any other security in any material respect;
• make provisions with respect to the conversion or exchange rights of holders of debt securities of any series;
• qualify such indenture under the Trust Indenture Act of 1939; or
• make any change that does not adversely affect the legal rights of any holder.

With the exceptions discussed below, we and the trustee may amend or supplement the indenture or the debt securities of a particular series with the consent of the holders of at least a majority in principal amount of the debt securities of such series then outstanding. In addition, the holders of a majority in principal amount of the debt securities of such series then outstanding may waive any existing default under, or compliance with, any provision of the indenture relating to a particular series of debt securities, other than any event of default in payment of interest or principal, or additional amounts. These consents and waivers may be obtained in connection with a tender offer or exchange offer for debt securities.

Without the consent of each holder affected, we and the trustee may not:

• reduce the amount of debt securities of such series whose holders must consent to an amendment, supplement or waiver;
• reduce the rate of or change the time for payment of interest;
• reduce the principal of or change the fixed maturity of any debt security or alter the provisions with respect to redemptions or mandatory offers to repurchase debt securities;
• make any debt security payable at a place or in money other than that stated in the debt security;
• modify the ranking or priority of the debt securities;
• waive a continuing default in the payment of principal of or interest on the debt securities; or
• make any change that adversely affects the right to convert or exchange any security into or for common stock or other securities, cash or other property in accordance with the terms of the applicable debt security.

The right of any holder to participate in any consent required or sought pursuant to any provision of the indenture, and our obligation to obtain any such consent otherwise required from such holder, may be subject to the requirement that such holder shall have been the holder of record of debt securities with respect to which such consent is required or sought as of a date identified by the trustee in a notice furnished to holders in accordance with the indenture.

Concerning the Trustee

The trustee under the Indenture dated February 12, 2008, by and between Radisys and The Bank of New York Mellon Trust Company is The Bank of New York Mellon Trust Company, N.A.

In the ordinary course of its business, The Bank of New York Mellon Trust Company, N.A. or another trustee under the indenture to be entered into, when selected, may provide services to us as transfer agent for our common stock and trustee under indentures relating to our senior notes and senior subordinated notes. Each indenture contains, or will contain, limitations on the rights of the trustee, should it become our creditor, to obtain payment of claims in specified cases or to realize on property received in respect of any such claim as security or otherwise. Each indenture permits, or will permit, the trustee to engage in other transactions; however, if it acquires any conflicting interest, it must eliminate such conflict or resign.

Each indenture provides, or will provide, that in case an event of default occurs and is not cured, the trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in similar circumstances in the conduct of such person’s own affairs. The trustee may refuse to perform any duty or exercise any right or power under the indenture, unless it receives indemnity satisfactory to it against any loss, liability or expense.

Each indenture provides that the applicable trustee may withhold notice to the holders of any default with respect to any series of debt securities (except in payment of principal of or interest or premium on, or sinking fund payment in respect of, the debt securities) if the applicable trustee considers it in the interest of holders to do so.

Each indenture contains a provision entitling the applicable trustee to be indemnified by the holders before proceeding to exercise any trust or power under such indenture at the request of such holders.

Certain Covenants

Existence. Except as permitted under “— Consolidation, Merger and Sales,” the indenture requires the Company to do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights (by certificate of incorporation, bylaws and statute) and franchises; provided, however, that the Company will not be required to preserve any right or franchise if the Company determines that the preservation thereof is no longer desirable in the conduct of its business.

Calculation of Original Issue Discount. The Company shall file with the trustee promptly at the end of each calendar year a written notice specifying the amount of original issue discount accrued on outstanding securities at the end of such year and any other specific information as may then be relevant under the Internal Revenue Code of 1986, as amended.

Additional Covenants. Any additional covenants of the Company with respect to any series of debt securities will be set forth in the prospectus supplement relating thereto.

Repurchases on the Open Market

The Company or any affiliate of the Company may at any time or from time to time repurchase any debt security in the open market or otherwise. Such debt securities may, at the option of the Company or the relevant affiliate of the Company, be held, resold or surrendered to the trustee for cancellation.

Governing Law

The laws of the State of New York will govern the indenture and the debt securities.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, units will consist of one or more warrants, debt securities, preferred stock, common stock, or any combination thereof. You should refer to the applicable prospectus supplement for:

• all terms of the warrants, debt securities, shares of preferred stock or shares of common stock or any combination thereof comprising the units, including whether and under what circumstances the securities comprising the units may or may not be traded separately;
• a description of the terms of any unit agreement governing the units; and
• a description of the provisions for the payment, settlement, transfer or exchange of the units.

PLAN OF DISTRIBUTION

We may offer and sell the securities:

• through one or more dealers or underwriters or a syndicate of underwriters in an underwritten offering;

• directly to investors or to other purchasers, including our affiliates and existing shareholders in a rights offering or	otherwise;
• through agents; or
• through a combination of any of these methods.

The applicable prospectus supplement will set forth the terms of the offering of the securities covered by this prospectus, including:

• the terms of the offering;
• the names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them;
• the name or names of any managing underwriter or underwriters;
• the purchase price of the securities;
• the net proceeds to us from the sale of the securities;
• any delayed delivery arrangements;
• any underwriting discounts, commissions or concessions and other items constituting underwriters’ compensation;
• any discounts or concessions allowed or reallowed or paid to dealers;
• any initial public offering price; and
• any commissions paid to agents.

Any public offering price, discounts, commissions or other items constituting underwriters’ compensation or any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

We have reserved the right to sell the securities directly to investors, including persons who may be deemed to be underwriters within the meaning of the Securities Act, on our own behalf, in those jurisdictions where we are authorized to do so. We may also sell securities upon the exercise of rights that we may issue to our security holders. In these cases, no underwriters or agents would be involved. The sale of the securities may be effected in transactions (a) on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, (b) in the over-the-counter market, (c) in transactions otherwise than on such exchanges or in the over-the-counter market or (d) through the writing of options.

We and our agents and underwriters, may offer and sell the securities at a fixed price or prices, which may be changed, or from time to time at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. We may, from time to time, authorize dealers, acting as our agents, to offer and sell the securities upon such terms and conditions as set forth in the applicable prospectus supplement.

In connection with offerings of securities, we may enter into derivative transactions with third parties in connection with which such third parties may sell common stock registered hereunder including in short sale transactions. The underwriters or agents may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities. In order to facilitate these derivative transactions, we may enter into security lending or repurchase agreements with the underwriters or agents. The underwriters or agents may effect the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others. The underwriters or agents may also use the securities purchased or borrowed from us or others (or, in the case of derivatives, securities received from us in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.

If we use underwriters to sell securities, we may enter into an underwriting agreement with them at the time of the sale to them. In connection with the sale of the securities, underwriters may receive compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agent. Underwriters may sell the securities from time to time in one or more transactions, including negotiated transactions, to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions (which may be changed from time to time) from the purchasers for whom they may act as agents. The underwriters may also offer the securities through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters.

In the event any underwriter, dealer or agent who is a member of the Financial Industry Regulatory Authority, or FINRA, participates in the distribution of any securities offered pursuant to this prospectus and any applicable prospectus supplement, the maximum underwriters’ compensation to be received by such FINRA member will not be greater than eight percent (8%) of the gross proceeds from the sale of the securities.

Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase the securities as a principal, and may then resell such securities at varying prices to be determined by the dealer.

Certain of the underwriters, dealers or agents and their associates may engage in transactions with, and perform services for, us and certain of our affiliates in the ordinary course of their business. Unless otherwise stated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

If so indicated in the prospectus supplement, we will authorize underwriters, dealers or agents to solicit offers by certain specified institutions to purchase offered securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject to any conditions set forth in the applicable prospectus supplement and the prospectus supplement will set forth the commission payable for solicitation of such contracts.

During and after an offering through underwriters, the underwriters may purchase and sell securities in the open market. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities. These may include over-allotment, stabilization, syndicate short covering transactions and penalty bids. These transactions may cause the price of the securities sold in an offering to be higher than it would otherwise prevail in the open market. If commenced, the underwriter may discontinue these activities at any time. Those transactions may include:

• Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a	specified maximum.

• Over-allotment transactions involve sales by the underwriters of shares in excess of the number of shares the underwriters are obligated to purchase, which creates a syndicate short position. The short position may be either a covered short position or a naked short position. In a covered short position, the number of shares over-allotted by the underwriters is not greater than the number of shares that they may purchase in the over-allotment option. In a naked short position, the number of shares involved is greater than the number of shares in the over-allotment option. The underwriters may close out any covered short position by either exercising their over-allotment option and/or purchasing shares in the open market.

• Syndicate covering transactions involve purchases of the common stock in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of shares to close out the short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option. If the underwriters sell more shares than could be covered by the over- allotment option, a naked short position, the position can only be closed out by buying shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

• Penalty bids permit the representatives to reclaim a selling concession from a syndicate member when the common stock originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of the offered securities or preventing or retarding a decline in the market price of the offered securities. As a result, the price of the offered securities may be higher than the price that might otherwise exist in the open market. These transactions may be effected on the Nasdaq Global Select Market or otherwise and, if commenced, may be discontinued at any time.

If we use dealers in the sale of securities, the securities will be sold directly to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. Underwriters, dealers and agents may be entitled, under agreements entered into with us to indemnification against and contribution towards certain civil liabilities, including any liabilities under the Securities Act.

Any securities other than our common stock issued hereunder may be new issues of securities with no established trading market. Any underwriters or agents to or through whom such securities are sold for public offering and sale may make a market in such securities, but such underwriters or agents will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any such securities.

We may also make sales through the Internet or through other electronic means. Since we may from time to time elect to offer securities directly to the public, with or without the involvement of agents, underwriters or dealers, utilizing the Internet or other forms of electronic bidding or ordering systems for the pricing and allocation of such securities, you should pay particular attention to the description of that system we will provide in a prospectus supplement. Such electronic system may allow bidders to directly participate, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by us, and which may directly affect the price or other terms and conditions at which such securities are sold. These bidding or ordering systems may present to each bidder, on a so-called “real-time” basis, relevant information to assist in making a bid, such as the clearing spread at which the offering would be sold, based on the bids submitted, and whether a bidder’s individual bids would be accepted, prorated or rejected. For example, in the case of a debt security, the clearing spread could be indicated as a number of “basis points” above an index treasury note. Of course, many pricing methods can and may also be used. Upon completion of such an electronic auction process, securities will be allocated based on prices bid, terms of bid or other factors. The final offering price at which securities would be sold and the allocation of securities among bidders would be based in whole or in part on the results of the Internet or other electronic bidding process or auction.

LEGAL MATTERS

The validity of the shares of common stock and preferred stock offered by this prospectus will be passed upon for us by Stoel Rives LLP, Portland, Oregon. The validity of the depositary shares, debt securities, warrants, and units of securities offered by this prospectus will be passed upon for us by Baker & McKenzie LLP, Dallas, Texas.

EXPERTS

The consolidated financial statements of Radisys Corporation as of December 31, 2012 and 2011, and for each of the years in the three-year period ended December 31, 2012, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2012 have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement to register the securities offered by this prospectus under the Securities Act. This prospectus is part of that registration statement, but omits certain information contained in the registration statement, as permitted by SEC rules. For further information with respect to our Company and this offering, reference is made to the registration statement and the exhibits and any schedules filed with the registration statement. Statements contained in this prospectus as to the contents of any document referred to are not necessarily complete and in each instance, if the document is filed as an exhibit, reference is made to the copy of the document filed as an exhibit to the registration statement, each statement being qualified in all respects by that reference. You may obtain copies of the registration statement, including exhibits, as noted in the paragraph below or by writing or telephoning us at:

Radisys Corporation
5435 N.E. Dawson Creek Drive
Hillsboro, OR 97124
Attn: Chief Financial Officer
Tel : (503) 615-1100

We file annual, quarterly and other reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. You can also inspect reports, proxy statements and other information about us at the offices of the National Association of Securities Dealers, Reports Section, 1735 K Street, N.W., Washington, D.C. 20006. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge by linking directly from our website at www.radisys.com on the “Investor Relations” page through the “SEC Filings” link. These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Information contained on our website is not part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We incorporate information into this prospectus by reference, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any such information superseded by information contained in later-filed documents or directly in this prospectus. This prospectus incorporates by reference the documents set forth below that we have previously filed with the SEC (excluding those portions of any Form 8-K that are not deemed “filed” pursuant to the General Instructions of Form 8-K). These documents contain important information about us and our financial condition.

•	The Annual Report on Form 10-K for the year ended December 31, 2012, filed with the SEC on March 7, 2013;

•	Amendment No. 1 to Annual Report on Form 10-K/A for the year ended December 31, 2012, filed with the SEC on April 29, 2013;

•	Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2013 and June 30, 2013, filed with the SEC on May 2, 2013 and August 1, 2013, respectively;

•	Current Reports on Form 8-K filed with the SEC on February 6, May 28, July 30 and September 6, 2013; and

•	The portions of our Definitive Proxy Statement on Schedule 14A filed on July 24, 2013 that are deemed “filed” with the SEC under the Exchange Act.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, a copy of any or all documents that are incorporated by reference into this prospectus, but not delivered with the prospectus, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this prospectus incorporates. You should direct written requests to: Radisys Corporation, 5435 N.E. Dawson Creek Drive, Hillsboro, Oregon 97124; Attention: Chief Financial Officer, or you may call us at (503) 615-1100.

The information incorporated by reference is an important part of this prospectus. You should rely only upon the information provided in this prospectus and the information incorporated into this prospectus by reference. We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus is accurate as of any date other than the date of this prospectus.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth anticipated costs and expenses payable by the Company (other than underwriting discounts, commissions and fees) in connection with the registration of the securities covered by this prospectus.

SEC registration fee		$13,640
Printing and engraving costs		*
Legal fees and expenses		*
Accounting fees and expenses		*
Miscellaneous		*
Total	$	*
___________________
*These fees are calculated based upon the number of issuances and the type of securities offered and accordingly cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers

Article VII of the Company’s Second Restated Articles of Incorporation and Article V of the Company’s Amended and Restated Bylaws require indemnification of current or former directors of the Company to the fullest extent permitted by law. The right to and amount of indemnification will ultimately be subject to determination by a court that indemnification in the circumstances presented is consistent with public policy and other provisions of law. However, it is likely that Article VII of the Company’s Second Restated Articles of Incorporation and Article V of the Company’s Amended and Restated Bylaws would require indemnification at least to the extent that indemnification is authorized by the Oregon Business Corporation Act. The effect of the indemnification provisions contained in Article VII of the Company’s Second Restated Articles of Incorporation, Article V of the Company’s Amended and Restated Bylaws and the Oregon Business Corporation Act (the “indemnification provisions”) is summarized as follows:

(a) The indemnification provisions grant a right of indemnification in respect of any action, suit or proceeding (other than an action by or in the right of the Company) against expenses (including attorney fees), judgments, fines and amounts paid in settlement actually and reasonably incurred, if the person concerned acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Company, was not adjudged liable on the basis of receipt of an improper personal benefit and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. The termination of an action, suit or proceeding by judgment, order, settlement, conviction or plea of nolo contendere does not, of itself, create a presumption that the person did not meet the required standards of conduct.

(b) The indemnification provisions grant a right of indemnification in respect of any action or suit by or in the right of the Company against the expenses (including attorney fees) actually and reasonably incurred if the person concerned acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Company, except that no right of indemnification will be granted if the person is adjudged to be liable to the Company.

(c) Every person who has been wholly successful on the merits of a controversy described in (a) or (b) above is entitled to indemnification as a matter of right.

(d) The Company may not indemnify a director unless it is determined by (1) a majority of a quorum of disinterested directors or a committee of disinterested directors, (2) independent legal counsel or (3) the shareholders that indemnification is proper because the applicable standard of conduct has been met. Indemnification can also be ordered by a court if the court determines that indemnification is fair in view of all of the relevant circumstances.

(e) The Company will advance to a director the expenses incurred in defending any action, suit or proceeding in advance of its final disposition if the director affirms in good faith that he has met the standard of conduct to be entitled to indemnification as described in (a) or (b) above and undertakes to repay any amount advanced if it is determined that the person did not meet the required standard of conduct.

Under the Oregon Business Corporation Act, an officer of the Company is entitled to mandatory indemnification to the same extent as a director of the Company if he was wholly successful on the merits of a controversy described in (a) or (b) above.

The Company has entered into indemnity agreements with each of its officers and directors. The agreements generally provide that the Company shall indemnify an officer or director if he or she is a party to or threatened to be made a party to any proceeding against all expenses, judgments, fines, ERISA excise taxes and penalties, amounts paid or to be paid in settlement, any interest, assessments, or other charges imposed thereon, and any federal, state, local or foreign taxes imposed as a result of the actual or deemed receipt of payments under the indemnity agreements, to the fullest extent permitted by applicable law.

The Company shall pay the expenses incurred by an officer or director in any proceeding in advance if the officer or director provides certain information and undertakings.

As used in the indemnity agreements, the term “proceeding” includes any threatened, pending, or completed action, suit, arbitration, alternative dispute mechanism, inquiry, administrative or legislative hearing, investigation or any other actual, threatened or completed proceeding, including any and all appeals, whether conducted by the Company or any other party, whether civil, criminal, administrative, investigative, or other, and in each case whether or not commenced prior to the date of the indemnity agreement, that relates to an event or occurrence for which indemnification is available under the indemnity agreement.

As used in the indemnity agreements, the term “expenses” includes any expense, including without limitation, attorneys' fees, retainers, court costs, transcript costs, fees and expenses of experts, including accountants and other advisors, travel expenses, duplicating costs, postage, delivery service fees, filing fees, and all other disbursements or expenses of the types typically paid or incurred in connection with investigating, defending, being or preparing to be a witness in, or participating in (including on appeal), or preparing for any of the foregoing in, any proceeding relating to any event or occurrence for which indemnification is available under the indemnity agreement, and any expenses of establishing a right to indemnification or expense advance under specified sections of the indemnity agreement or in connection with any recovery under any directors' and officers' liability insurance policy maintained by the Company or enterprise to which the person provides services at our request.

Pursuant to the indemnity agreements for the directors, the chief executive officer and the chief financial officer, the Company is obligated to use commercially reasonable efforts to provide directors' and officers' liability insurance with specified coverage and to provide certain procedures and funding arrangements in the event of a change of control or potential change of control of the Company under the circumstances specified therein.

The Company has obtained insurance for the protection of its directors and officers against any liability asserted against them in their official capacities.

The rights of indemnification described above are not exclusive of any other rights of indemnification to which the persons indemnified may be entitled under any bylaw, agreement, vote of shareholders or otherwise.

Item 16. Exhibits

Exhibit Number	Description

4.1
Second Restated Articles of Incorporation and amendments thereto. Incorporated by reference from Exhibit 4.1 to the Company's Registration Statement on Form S-8, filed on September 1, 2006, SEC Registration No. 333-137060, as amended by the Articles of Amendment incorporated by reference from Exhibit 3.1 in the Company's Current Report on Form 8-K filed on January 30, 2008 (SEC File No. 000-26844).

4.2
Amended and Restated Bylaws and amendments thereto. Incorporated by reference from Exhibit 3.2 to the Company's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2012, filed on August 3, 2012 (SEC File No. 000-26844).

4.3	Specimen common stock certificate. Incorporated by reference from Exhibit 4.3 to the Company’s Registration Statement on Form S-8, filed on September 1, 2006, SEC Registration No. 333-137060.
4.5	Form of Debt Securities Indenture. Incorporated by reference from Exhibit 4.5 to the Company's Registration Statement on Form S-3, filed on October 26, 2010 (SEC File No. 333-170148).
4.6
Indenture, dated February 12, 2008, by and between the Company and The Bank of New York Trust Company, N.A. Incorporated by reference from Exhibit 4.1 to the Company's Current Report on Form 8-K filed on February 12, 2008 (SEC File No. 000-26844).

4.7*	Form of Warrant Agreement (including form of warrant).
4.8*	Form of Depositary Agreement.
4.9*	Form of Unit Agreement.
5.1**	Legal Opinion of Stoel Rives LLP
5.2**	Legal Opinion of Baker & McKenzie LLP
12.1**	Statement of computation of ratio of earnings to fixed charges.
23.1**	Consent of KPMG LLP.
23.2**	Consent of Stoel Rives LLP (incorporated by reference to Exhibit 5.1 to this Registration Statement).
23.3**	Consent of Baker & McKenzie LLP (incorporated by reference to Exhibit 5.2 to this Registration Statement).
24.1	Power of Attorney (included as part of the signature page hereto).
25.1***	Form T-1 Statement of Eligibility of Trustee for Debt Securities Indenture under the Trust Indenture Act of 1939.
25.2**
Form T-1 Statement of Eligibility of Trustee for Indenture dated February 12, 2008, by and between the Company and The Bank of New York Mellon Trust Company, N.A. (formerly The Bank of New York Trust Company, N.A.), under the Trust Indenture Act of 1939.

_________________

* To be filed by amendment hereto or pursuant to a Current Report on Form 8-K to be incorporated by reference.
** Filed herewith.
***To be filed pursuant to Rule 305(b)(2) of the Trust Indenture Act of 1939.

Item 17. Undertakings

(a)    The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser,

(i)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant hereby undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by the registrant is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(d)    The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hillsboro, State of Oregon, on this 18th day of September, 2013.

RADISYS CORPORATION

By:	/s/ Brian Bronson
Brian Bronson
Chief Executive Officer and President

POWER OF ATTORNEY

We, the undersigned officers and directors of Radisys Corporation hereby severally and individually constitute and appoint Brian Bronson and Allen Muhich, and each of them, the true and lawful attorneys and agents of each of us to execute in the name, place and stead of each of us (individually and in any capacity stated below) any and all amendments to this Registration Statement on Form S-3, and all instruments necessary or advisable in connection therewith, and to file the same with the Securities and Exchange Commission, each of said attorneys and agents to have power to act with or without the other and to have full power and authority to do and perform in the name and on behalf of each of the undersigned every act whatsoever necessary or advisable to be done in the premises as fully and to all intents and purposes as any of the undersigned might or could do in person, and we hereby ratify and confirm our signatures as they may be signed by our said attorneys and agents and each of them to any and all such amendments and other instruments.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

REGISTRANT’S OFFICERS AND DIRECTORS

Signature	Title	Date Signed

/s/ Brian Bronson	Chief Executive Officer, President, and Director	September 18, 2013
Brian Bronson	(Principal Executive Officer)

/s/ Allen Muhich	Chief Financial Officer, Vice President of Finance, and Secretary	September 18, 2013
Allen Muhich	(Principal Financial and Accounting Officer)

Directors:

/s/ C. Scott Gibson	Chairman of the Board and Director	September 18, 2013
C. Scott Gibson

/s/ Hubert de Pesquidoux	Director	September 18, 2013
Hubert de Pesquidoux

/s/ Kevin C. Melia	Director	September 18, 2013
Kevin C. Melia

/s/ David Nierenberg	Director	September 18, 2013
David Nierenberg

/s/ Niel Ransom	Director	September 18, 2013
Niel Ransom

/s/ Lorene K. Steffes	Director	September 18, 2013
Lorene K. Steffes

/s/ Vincent H. Tobkin	Director	September 18, 2013
Vincent H. Tobkin

EXHIBIT INDEX

Exhibit Number	Description

4.1
Second Restated Articles of Incorporation and amendments thereto. Incorporated by reference from Exhibit 4.1 to the Company's Registration Statement on Form S-8, filed on September 1, 2006, SEC Registration No. 333-137060, as amended by the Articles of Amendment incorporated by reference from Exhibit 3.1 in the Company's Current Report on Form 8-K filed on January 30, 2008 (SEC File No. 000-26844).

4.2
Amended and Restated Bylaws and amendments thereto. Incorporated by reference from Exhibit 3.2 to the Company's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2012, filed on August 3, 2012 (SEC File No. 000-26844).

4.3	Specimen common stock certificate. Incorporated by reference from Exhibit 4.3 to the Company’s Registration Statement on Form S-8, filed on September 1, 2006, SEC Registration No. 333-137060.
4.5	Form of Debt Securities Indenture. Incorporated by reference from Exhibit 4.5 to the Company's Registration Statement on Form S-3, filed on October 26, 2010 (SEC File No. 333-170148).
4.6
Indenture, dated February 12, 2008, by and between the Company and The Bank of New York Trust Company, N.A. Incorporated by reference from Exhibit 4.1 to the Company's Current Report on Form 8-K filed on February 12, 2008 (SEC File No. 000-26844).

4.7*	Form of Warrant Agreement (including form of warrant).
4.8*	Form of Depositary Agreement.
4.9*	Form of Unit Agreement.
5.1**	Legal Opinion of Stoel Rives LLP
5.2**	Legal Opinion of Baker & McKenzie LLP
12.1**	Statement of computation of ratio of earnings to fixed charges.
23.1**	Consent of KPMG LLP.
23.2**	Consent of Stoel Rives LLP (incorporated by reference to Exhibit 5.1 to this Registration Statement).
23.3**	Consent of Baker & McKenzie LLP (incorporated by reference to Exhibit 5.2 to this Registration Statement).
24.1	Power of Attorney (included as part of the signature page hereto).
25.1***	Form T-1 Statement of Eligibility of Trustee for Debt Securities Indenture under the Trust Indenture Act of 1939.
25.2**
Form T-1 Statement of Eligibility of Trustee for Indenture dated February 12, 2008, by and between the Company and The Bank of New York Mellon Trust Company, N.A. (formerly The Bank of New York Trust Company, N.A.), under the Trust Indenture Act of 1939.

_________________

* To be filed by amendment hereto or pursuant to a Current Report on Form 8-K to be incorporated by reference.
** Filed herewith.
***To be filed pursuant to Rule 305(b)(2) of the Trust Indenture Act of 1939.